                                                                    EXHIBIT 10.6


                     TWENTIETH SUPPLEMENTAL TRUST AGREEMENT

                                  Pertaining to

                                  STATE OF OHIO

               $6,715,000 STATE ECONOMIC DEVELOPMENT REVENUE BONDS
                           (OHIO ENTERPRISE BOND FUND)
                                 SERIES 1991-10
                            (LUIGINO'S, INC. PROJECT)

     This Twentieth Supplemental Trust Agreement, dated as of September 1, 1991 (the "Supplement Number Twenty"), by and between the STATE OF OHIO (the "State"), and THE PROVIDENT BANK, a bank organized and existing under and by virtue of the laws of the State and authorized to exercise corporate trust powers in the State, with its principal place of business located in Cincinnati, Ohio (the "Trustee"), as trustee under the Trust Agreement, dated as of April 1, 1988 (the "Trust Agreement"), between the State and the Trustee.

                              W I T N E S S E T H:

     WHEREAS, the State, pursuant to direction of the Director of Development under Section 166.09 of the Revised Code and the General Bond order of the Treasurer of the State (the "Treasurer") dated April 11, 1988, entered into the Trust Agreement providing for the issuance from time to time of State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund) (the "Bonds"), with each issue of Bonds to be authorized by a Series Bond Order of the Treasurer which Series Bond Order shall authorize a Supplemental Trust Agreement, supplementing the Trust Agreement, pertaining to that issue of Bonds; and

     WHEREAS, pursuant to the certification of the Director of Development under
Section 166.08(B) oi the Revised Code, the Treasurer issued Series Bond order No. R10-91 dated September 18, 1991 providing for the issuance and sale of $6,715,000 State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 1991-10 (Luigino's, Inc. Project) (the "Series 1991-10 Bonds") and this Supplement Number Twenty, which Series Bond Order No. R10-91 is incorporated herein, constitutes an integral part of this Supplement Number Twenty, and provides in its entirety as follows:

                                  STATE OF OHIO
                    STATE ECONOMIC DEVELOPMENT REVENUE BONDS
                           (OHIO ENTERPRISE BOND FUND)

                          SERIES BOND ORDER NO. R10-91

          Providing for the authorization, issuance and sale of $6,715,000 State Economic Development Revenue Bonds (Ohio Enterprise
          Bond Fund), Series 1991-10 (Luigino's, Inc. Project), pursuant to Trust Agreement dated as of April 1, 1998.

     WHEREAS, the Treasurer of State of the State of Ohio (the "Treasurer"), by the General Bond order dated April 11, 1988 and included in a Trust Agreement, dated as of April 1, 1988 (the "Trust Agreement"), between the State of Ohio (the "State") and The Provident Bank, as trustee (the "Trustee"), has provided for the issuance from time to time of State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund) of the State, with each issue of Bonds to be authorized by a Series Bond Order of-the Treasurer pursuant to the General Bond Order; and

     WHEREAS, the General Bond Order was issued and the Trust Agreement was entered into by the Treasurer pursuant to Chapter 166 of the Revised Code (the "Act") enacted under authority of the Constitution of Ohio, particularly Section 13 of Article VIII thereof, which authorizes the Treasurer to issue obligations of the State as from time to time authorized by the General Assembly or otherwise required or permitted by the Act to provide moneys for the Facilities Establishment Fund, including authorized transfers from that Fund, and for funding reserves, as provided in the Act and this Order; and

     WHEREAS, the Director of Development of the State has certified to the Treasurer, pursuant to Section 166-08 (B) of the Revised Code, the need for the sum of $6,715,000 to be allocated as provided in Section 7 of this Order; and

     WHEREAS, pursuant to the foregoing and for the purposes stated in Section 4 of this Order, the Treasurer has determined to issue $6,715,000 principal amount of Bonds and to provide the security and source of payment therefor by this order;

     NOW, THEREFORE, THE TREASURER OF STATE OF THE STATE OF OHIO HEREBY ORDERS as follows.

     Section 1. Definitions and Interpretations. Where used in this order, and in addition to words and terms defined elsewhere in this order and in the General Bond order the following terms shall have the following meanings:

     "Bond Purchase Agreement" means the Bond Purchase Agreement among the State, the Company and the Original Purchaser, providing for the sale of the Series 1991-10 Bonds to the Original Purchaser.

     "Book entry form" or "book entry system" means a form or system under which
(i) the beneficial right to payment of principal of and interest on the Series 1991-10 Bonds may be transferred only through a book entry and (ii) physical Series 1991-10 Bonds in fully registered form are issued only to a Depository or its nominee as registered owner, with the Series 1991-10 Bonds "immobilized" to the custody of the Depository, and the book entry is the record that identifies the owners of beneficial interests in those Series 1991-10 Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the code shall include relevant regulations and proposed regulations thereunder or under the Internal Revenue Code of 1954, as amended, and any successor provisions to such Sections, regulations or proposed regulations.

     "Collateral Proceeds Account" means the Series 1991-10 Collateral Proceeds Account, created pursuant to the General Bond Or-der and Section 7 of this Order, in the Economic Development Bond Service Fund.

     "Company" means Luigino's, Inc., a corporation organized under the laws of the State of Minnesota.

     "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining, together with its participants, a book entry system to record beneficial ownership of Series 1991-10 Bonds, and to effect transfers of Bonds, In book entry form, and includes The Depository Trust Company (a limited purpose trust company), New York, New York.

     "Determination of Taxability" means the receipt by the Trustee or a Bondholder of a ruling or technical advice by the Internal Revenue Service in which the Company has participated or a written opinion by an attorney or firm of attorneys of recognized standing on the subject of municipal bonds selected by the Trustee or a Bondholder and approved by the Company, which approval shall not be unreasonably withheld, to the effect that interest on the Series 1991-10 Bonds is includable in the gross income for federal income tax purposes of a holder (other than a holder who Is a "substantial user" of the Project or a "related person" as such terms are used in Section 147(a) of the Code).

     "Federal Income Tax Compliance Agreement" means the Federal Income Tax Compliance Agreement among the Treasurer, the Trustee and the Company relating to the Series 1991-10 Bonds.

     "Financing Agreement" means the Lease, dated as of September 1, 1991, between the Director of Development and the Company, as from time to time amended.

     "Independent Counsel" means any attorney duly admitted to practice before the highest court of any state and not an officer or a full time employee of the State or the Company.

     "Independent Tax Counsel" means Independent Counsel, selected by the Treasurer and satisfactory to the Trustee, experienced in matters relating to the exclusion from gross income for purposes of federal income taxation of interest on obligations issued by states or their political subdivisions."

     "Issuance Expense Account" means the Series 1991-10 Issuance Expense Account created in Section 7 of this order.

     "Original Purchaser" means, as to the Series 1991-10 Bonds, McDonald Company Securities, Inc. and Brooks Securities Incorporated.

     "Primary Reserve Account" means the Series 1991-10 Primary Reserve Account, created pursuant to the General Bond Order and Section 7 of this Order, in the Economic Development Bond Service Fund.

     "Project" means the Project Equipment, constituting an Eligible Project.

     "Project Equipment" means the equipment, machinery and other personal property described on Exhibit A attached to the Financing Agreement.

     "Project Fund" means the Series 1991-10 Project Fund, established pursuant to Section 8 of this order.

     "Project Site" means the Company's frozen food production facility located in Jackson, Ohio.

     "Series 1991-10 Bonds" means the Bonds authorized by this Order.

     "Supplement Number Twenty" means the Twentieth Supplemental Trust Agreement, dated as of September 1, 1991, between the Treasurer and the Trustee, of which this Order is a part.

         Unless the context or use clearly indicates another or different meaning or intent, all words and terms defined in and all interpretations provided in Section 1 of the General Bond order shall have the same meanings and be subject to the same Interpretations as therein provided, except that this order is referred to herein as "this order" and may be known as "Series

Bond order No. R10-91", and the terms "hereof", "herein", "hereby", "hereto" and "hereunder", and similar terms, mean this order.

     Section 2. Authority. This Order is issued pursuant to the General Bond Order, the Trust Agreement and the Act.

     Section 3. Findings. The Treasurer finds that the conditions stated in numbered subparagraphs (1), (2), (3) and (4) of Subsection 3(a) of the General Bond Order are or will be satisfied at the time of authentication of the Series 1991-10 Bonds. The Treasurer or an Authorized Officer shall confirm these findings by a certificate in form satisfactory to and to be filed with the Trustee prior to the authentication of the Series 1991-10 Bonds, and the Treasurer or that Authorized Officer may provide such other evidence with respect thereto as the Trustee may reasonably request.

     Section 4. Authorization, Designation and Purposes of Series 1991-10 Bonds. It is necessary to and the State shall issue, sell and deliver, as provided in this Order, $6,715,000 principal amount of bonds of the State, which shall be designated "State Economic Development Revenue Bonds (Ohio Enterprise Bond
Fund), Series 1991-10 (Luigino's, Inc. Project)", for the purpose of acquiring the Project and paying certain costs of issuance of the Series 1991-10 Bonds.

     Section 5. Terms and Provisions Applicable to Series 1991-10 Bonds. The Series 1991-10 Bonds shall be initially issued in fully registered form and substantially in the form set forth in Supplement Number Twenty. The Series 1991-10 Bonds shall be numbered in such manner so as to distinguish each Series 1991-10 Bond from any other Series 1991-10 Bond and shall be in the denomination of $5,000 or any integral multiple thereof requested by the bondholder.

     Each Series 1991-10 Bond shall be dated as of the interest payment date next preceding the date of its authentication, unless authenticated on an interest payment date in which case it shall be dated as of the date of authentication; provided that if at the time of authentication of any Series 1991-10 Bond interest is in default thereon, such Series 1991-10 Bond shall be dated as of the date to which interest has been paid; and provided, further, that Series 1991-10 Bonds authenticated prior to December 1, 1991 shall be dated September 1, 1991. Interest shall be paid based upon a year of twelve 30 day months.

The Series 1991-10 Bonds shall bear interest from their respective dates, payable semiannually on June 1 and December I of each year, beginning December 1, 1991, at the rates and shall mature on the dates and in the principal amounts set forth in the following table:

     Date            Amount     Rate          Date            Amount      Rate
     ----           --------    ----          ----           --------     ----

December 1, 1992    $370,000    5.25%    December 1, 1996    $375,000     6.20%
June 1, 1993         370,000    5.60     June 1, 1997         375,000     6.40
December 1, 1993     370,000    5.60     December 1, 1997     375,000     6.40
June 1, 1994         370,000    5.80     June 1, 1998         375,000     6.50

     Date            Amount     Rate          Date            Amount      Rate
     ----           --------    ----          ----           --------     ----

December 1, 1994     370,000    5.80     December 1, 1998     375,000     6.50
June 1, 1995         370,000    6.00     June 1, 1999         375,000     6.60
December 1, 1995     370,000    6.00     June 1, 2001       1,500,000     6.85
June 1, 1996         375,000    6.20

     In the event of exercise by the Company of its option to purchase the Project upon the occurrence of certain events as described and provided for in
Section 10.2 of the Financing Agreement, the Series 1991-10 Bonds are subject to redemption by the State in whole at any time at a redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date.

     If, after the occurrence of a Determination of Taxability, (1) the Company has purchased and paid for the Project in accordance with Section 10.6 of the Financing Agreement, or (ii) the State has delivered to the Trustee moneys, received by the Director from the exercise of remedies under the Financing Agreement, sufficient to provide for redemption of its Series 199110 Bonds, the Series 1991-10 Bonds are subject to mandatory redemption by the State at a redemption price of 103% of the principal amount redeemed plus accrued interest to the redemption date on a date selected by the Trustee but not less than thirty (30) nor more than sixty (60) days following the earliest date upon which the Trustee has in its possession moneys sufficient to redeem the Series 1991-10 Bonds. The Series 1991-10 Bonds shall be redeemed in whole unless, in the opinion of Independent Tax Counsel, the redemption of a portion of the outstanding principal amount of the Series 1991-10 Bonds would have the result that the interest payable on the Series 1991-10 Bonds remaining outstanding after such redemption would not be included in the gross income for federal income tax purposes of any holder of the Series 1991-10 Bonds (other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code), in which event only such portion of the outstanding Series 1991-10 Bonds shall be redeemed.

     If, after the occurrence of a Determination of Taxability, the Company has failed to purchase and pay for the Project in accordance with Section 10.6 of the Financing Agreement, the interest rates on the Series 1991-10 Bonds shall increase by 2.25% per annum over rates set forth in the immediately preceding table effective on the 31st day after the occurrence of the Determination of Taxability.

     The Series 1991-10 Bonds maturing after June 1, 1996 are also subject to redemption at the option of the State, but if the company is not in default under the Financing Agreement, only at the direction of the Company, prior to maturity on or after June 1, 1996, in whole at any time or in part on any Interest Payment Date, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued interest to the redemption date:

         Redemption Period                                   Redemption Price
         -----------------                                   ----------------

June 1, 1996 through May 31, 1997, inclusive                      102%
June 1, 1997 through May 31, 1998, inclusive                      101
June 1, 1998 and thereafter                                       100

     The Series 1991-10 Bonds maturing an June 1, 2001 are subject to mandatory redemption by the State at a redemption price equal to 100% of the principal amount redeemed plus accrued interest to the date of redemption on the dates and in the principal amounts set forth below:

                         Date                               Amount
                         ----                               ------

                  December 1, 1999                         $375,000
                  June 1, 2000                              375,000
                  December 1, 2000                          375,000

Unless otherwise retired prior to maturity, the remaining principal amount of Series 1991-10 Bonds ($375,000), will be payable at their maturity on June 1, 2001.

     The State shall have the option to deliver to the Trustee for cancellation Series 1991-10 Bonds maturing on June 1, 2001, in any aggregate principal amount and receive a credit against the then current applicable mandatory redemption requirement as set forth above for such Series 1991-10 Bonds. A credit shall also be received for any Series 1991-10 Bonds maturing an June 1, 2001, which prior thereto have been redeemed (other than through the operation of the mandatory redemption requirements) or purchased for cancellation and canceled pursuant to Section 2.06 of the Trust Agreement and not theretofore applied as a credit against any mandatory redemption requirement for such Series 1991-10 Bonds. Each Series 1991-10 Bond maturing on June 1, 2001, so delivered, or previously redeemed or canceled, shall be credited by the Trustee at 100% of its principal amount against the applicable mandatory redemption requirement on that mandatory redemption date, the principal amount of such Series 1991-10 Bonds to be redeemed by operation of the mandatory redemption requirements on that date shall be accordingly reduced, and any excess of that amount may be credited against future applicable mandatory redemption requirements. The Treasurer will on or before the 45th day preceding each mandatory redemption date furnish the Trustee with a certificate, signed by the Treasurer or an Authorized Officer, stating the extent of the credit to be applied with respect to the applicable mandatory redemption requirement of that payment date. If that certificate is not timely furnished to the Trustee, the applicable mandatory redemption requirement shall not be reduced.

     If fewer than all of the outstanding Series 1991-10 Bonds are called for optional or mandatory redemption at one time, the selection of the Series 1991-10 Bonds (including portions thereof) to be called for redemption shall be made in the manner provided in Section 3.03 of the Trust Agreement. Notice of call for redemption of Series 1991-10 Bonds shall be given in the manner provided in Section 5(d) of the General Bond Order.

     Principal of and redemption premium on the Series 1991-10 Bonds when due shall be payable to the registered owners, as provided in Section 5(e) of the General Bond Order, upon presentation and surrender thereof, at the office of the Trustee. Interest on the Series 1991-10 Bonds when due shall be payable, except as otherwise provided in Section 5(e) of the General Bond Order, to the registered owners by check or draft mailed by the Trustee as provided in Section 5(e) of the General Bond order.

     The Trustee may enter into an agreement with the registered owner of a Series 1991-10 Bond providing for making all payments to that owner of principal and interest on that Series 1991-10 Bond or any portion thereof (other than any payment of the entire unpaid principal amount thereof) at a place and in a manner (including wire transfer of federal funds) other than as provided above in this Section 5, without prior presentation or surrender of the Series 1991-10 Bond, upon any conditions which shall be satisfactory to the Trustee and the Treasurer. That payment in any event shall be made to the person who is the registered owner of that Series 1991-10 Bond an the date that principal is due, or, with respect to the payment of interest, as of the applicable date agreed upon as the case may be. The Trustee will furnish a copy of each of those agreements, certified to be correct by the Trustee, to other Paying Agents for the Series 1991-10 Bonds and to the Treasurer. Any payment of principal or interest pursuant to such an agreement shall constitute payment thereof pursuant to, and for all purposes of, this order.

     The Series 1991-10 Bonds shall be executed and authenticated by the persons and in the manner provided in the Trust Agreement.

     The Series 1991-10 Bonds shall be initially issued to a Depository for use in a book entry system, and the following provisions of this Section 5 shall apply notwithstanding any other provision of this order: (i) there shall be a single Series 1991-10 Bond of each maturity, (ii) those Series 1991-10 Bonds shall be registered in the name of the Depository or its nominee, as registered owner, and immobilized in the custody of the Depository; (iii) the beneficial owners in book entry form shall have no right to receive Series 1991-10 Bonds in the form of physical securities or certificates; (iv) ownership of beneficial interests in any Series 1991-10 Bonds in book entry form shall be shown by book entry on the system maintained and operated by the Depository, and transfers of the ownership of beneficial interests shall be made only by the Depository and by book entry; and (v) the Series 1991-10 Bonds as such shall not be transferable or exchangeable, except for transfer to another Depository or to another nominee of a Depository, without further action by the State. Debt Service Charges on series 1991-10 Bonds in book entry form registered in the name of a Depository or its nominee shall be payable in next day funds delivered to the Depository or its authorized representative (1) in the case of interest, on each interest payment date, and (ii) in all other cases, upon presentation and surrender of Series 1991-10 Bonds as provided in this Order.

     The Treasurer and the Trustee shall execute and deliver the letter agreement among the State, the Trustee and The Depository Trust Company, as Depository, to be delivered in connection with the issuance of the Series 1991-10 Bonds to a Depository for use in a book entry system.

     If any Depository determines not to continue to act as a depository for the Series 1991-10 Bonds for use in a book entry system, the State and the Trustee may attempt to have established a securities depository/book entry relationship with another qualified Depository. If the State and the Trustee do not or are unable to do so, the State and the Trustee, after the Trustee has made provision for notification of the beneficial owners by the then Depository, shall permit withdrawal of the Series 1991-10 Bonds from the Depository, and authenticate and deliver Series 1991-10 Bond certificates in fully registered form to the assigns of the Depository or its nominee, all at the cost and expense (including costs of printing definitive Series 1991-10 Bonds), if the event is not the result of action or inaction by the State or the Trustee, of those persons requesting such issuance.

     Section 6. Sale of Series 1991-10 Bonds. The Series 1991-10 Bonds shall be sold pursuant to the terms of the Bond Purchase Agreement, which is hereby approved in all respects. The Bond Purchase Agreement shall be substantially in the form now on file with the Treasurer, together with such changes and insertions therein as may be approved by the Treasurer in executing the Bond Purchase Agreement with this execution being conclusive evidence of that approval. The State hereby ratifies the use of the Preliminary official Statement and consents to the use of the Official Statement, each identified in the Bond Purchase Agreement, in connection with the initial sale of the Series 1991-10 Bonds. The forms of the Preliminary official Statement and the Official Statement are hereby approved.

     Section.7. Allocation of Proceeds of Series 1991-10 Bonds; Creation of Accounts. The proceeds from the sale of the Series 1991-10 Bonds, including any premium and accrued interest, shall be received and receipted by the Treasurer, and shall be allocated, deposited and credited as follows:

          (i) To the Debt Service Account, accrued interest and any premium received on the sale of the Series 1991-10 Bonds;

          (ii) To the Issuance Expense Account, the sum of $73,865;

          (iii) To the Primary Reserve Account, the sum of $671,500 (the "Original Deposit"); and

          (iv) To the Program Transfer Account, the balance of the proceeds.

     There is hereby created as a separate deposit account in the custody of the Trustee the Series 1991-10 Issuance Expense Account. Moneys in the Issuance Expense Account shall be disbursed by the Trustee, upon the written direction of the Director of Development, for payment of issuance expenses incurred in connection with the issuance of the Series 1991-10 Bonds, including, but not limited to-1 the fees of the Original Purchasers, the acceptance fee of the Trustee, the fees and disbursements of bond counsel, printing fees and rating agency fees. On October 31, 1991, the Trustee shall transfer any balance remaining in the Issuance Expense Account to the Project Fund. Moneys in the Issuance Expense Account may be invested and reinvested by the Trustee, at the direction of the Treasurer, In Eligible Investments, which are not "investment property" within the meaning of Section 148.of the Code, and the earnings from any such investments shall be credited to the Project Fund.

     In accordance with Section 7 of the General Bond order, there are hereby created as separate deposit accounts in the custody of the Trustee the Series 1991-10 Primary Reserve Account (the "Primary Reserve Account") and the Series 1991-10 Collateral Proceeds Account (the "Collateral Proceeds Account"). Moneys in the Primary Reserve Account shall be invested and disbursed in accordance with the provisions of the General Bond Order. Moneys in the Collateral Proceeds Account shall be invested and disbursed in accordance with the provisions of the Financing Agreement and the General Bond Order.

     Section 8. Project Fund. In accordance with Section 16 of the General Bond Order, there is hereby created as a separate deposit account in the custody of the Trustee the series 1991-10 Project Fund (the "Project Fund"). Promptly after the deposit of Series 1991-10 Bonds proceeds in the Program Transfer Account in accordance with Section 7 of this order, an amount of money equal to the amount so deposited shall be transferred from the Program Transfer Account to the Project Fund. Moneys in the Project Fund shall be invested and disbursed by the Trustee in accordance with the provisions of the Financing Agreement.

     Section 9. Payments to Debt Service Account. The Treasurer hereby acknowledges and confirms its agreement, pursuant to Section 14 of the General Bond Order, to pay to the Trustee for deposit in the Debt Service Account at the times set forth in said section, but only from the sources described in said Section and only to the extent that such moneys are available from such sources, moneys, which together with other moneys held by the Trustee and available for such purpose, will be sufficient to permit the Trustee to pay the Debt Service Charges on the Series 1991-10 Bonds.

     Section 10. Supplement Number Twenty. The Treasurer shall in connection with the issuance of the Series 1991-10 Bonds execute and deliver to the Trustee, in the name of and on behalf of the State, Supplement Number Twenty pursuant to the Trust Agreement and containing provisions as permitted by the Act ind the Trust Agreement and approved by the Treasurer. Approvals by the Treasurer shall be conclusively evidenced by the execution of Supplement Number Twenty by the Treasurer.

     Section 11. Federal Income Tax Exemption. The State covenants that it will restrict the use of the proceeds of the Series 1991-10 Bonds in such manner and to such extent as may be necessary so that the Series 1991-10 Bonds will not constitute arbitrage bonds under Section 148 of the Code. The Treasurer or an Authorized Officer, alone or in conjunction with the Company or any officer, employee or agent of or consultant to the Company, shall give an appropriate certificate of the State for inclusion in the transcript of proceedings for the Series 1991-10 Bonds, setting forth the reasonable expectations of the State regarding the amount and use of the proceeds of the Series 1991-10 Bonds, the facts, estimates and circumstances on which they are based, and other facts and circumstances relevant to the tax treatment of interest on the Series 1991-10 Bonds.

     The State covenants that it (i) will take, or require to be taken, all actions that may be required of it for the interest on the Series 1991-10 Bonds to be and remain excluded from gross income for federal income tax purposes, and
(ii) will not take or authorize to be taken any actions that would adversely affect that exclusion under the provisions of the Code. The Treasurer or an Authorized Officer shall take any and all actions and make or give such reports and certifications as may be appropriate to assure such exclusions of that interest.

     The Treasurer shall join the Company and the Trustee in executing and delivering the Federal Income Tax Compliance Agreement.

     Section 12. Section 144(a)(4) Election. The State hereby elects to have the $10 million dollar limit in Section 144(a)(4) of the Code apply with respect to the Series 1991-10 Bonds.

     Section 13. General. The appropriate officers of the State will do all things necessary and proper to implement and carry out the orders and agreements met forth in or approved In the General Bond order and this Order, for the proper fulfillment of the purposes thereof. The Treasurer shall furnish to the Original Purchasers a true certified transcript of all proceedings had with reference to the authorization and issuance of the Series 1991-10 Bonds- along with other information as is necessary or proper with respect to the Series 1991-10 Bonds.

Order dated: September 18, 1991             /s/ Mary Ellen Withrow
                                            --------------------------
                                            Mary Ellen Withrow
                                            Treasurer of State
and

     WHEREAS, the text of the Series 1991-10 Bonds, the form of assignment to be printed thereon, the certificate of authentication to be endorsed thereon and other provisions to be included therein are to be substantially in the following forms with appropriate omissions, additions, insertions and variations as in the Trust Agreement provided or permitted or as requested by the Trustee or Authenticating Agent:

                                    BOND FORM

                          (Form of Series 1991-10 Bond)

REGISTERED NO.                                                     REGISTERED
                                                                   $

                            United States of America

                                  State of Ohio

       State Economic Development Revenue Bond (Ohio Enterprise Bond Fund)
                                 Series 1991-10
                            (Luigino's, Inc. Project)

Interest Rate Per Annum           Maturity Date                      Dated Date
         %                   (June 1)(December 1, ____               _________

Registered Owner:
Principal Amount:                                DOLLARS

     THE STATE OF OHIO (the "State"), for value received, promises to pay to the Registered Owner named above, or registered assigns, but solely from the sources and in the manner hereinafter referred to, the principal amount stated above on the Maturity Date stated above (subject to applicable provisions for prior redemption in whole or in part described herein) and interest thereon, from the Dated Date stated above until the principal amount is paid or provided for at the Interest Rate stated above on June I and December 1 of each year, commencing December 1, 1991 (the "Interest Payment Dates"). Interest will be based upon a year of twelve 30-day months.

     Principal, interest and any redemption premium ("Debt Service Charges") are payable in lawful money of the United States of America, without deduction for the services of any paying agent, to the person in whose name this Series 1991-10 Bond (or, if applicable, one or more predecessor Series 1991-10 Bonds) is registered on the applicable record date (the "owner") on the Register maintained by the Trustee as Bond Registrar. Principal and any redemption premium are payable upon presentation and surrender of this Bond at the principal corporate trust office of the Trustee, at present The Provident Bank, Cincinnati, Ohio (the "Trustee"). Interest payable on each Interest Payment Date is payable by check or draft mailed by the Trustee to the owner of this Series 1991-10 Bond (or one or more predecessor Series 1991-10 Bonds) as shown on the Register at the close of business on the 15th day of the calendar month next preceding that Interest Payment Date (the "Regular Record Date"), at the address appearing thereon. The Trust Agreement contains provisions for a Special Record Date in any case of interest not timely paid or provided for by the State.

     DEBT SERVICE CHARGES ARE PAYABLE SOLELY FROM AND THAT PAYMENT IS SECURED BY A PRIOR PLEDGE OF TEE DEBT SERVICE ACCOUNT AND THE PLEDGED RECEIPTS AS DEFINED IN AND TO THE EXTENT AND IN THE MANNER PROVIDED IN THE TRUST AGREEMENT. THE RIGHT OF OWNERS OF THE SERIES 1991-10 BONDS TO PAYMENT OF DEBT SERVICE CHARGES SHALL BE LIMITED TO THOSE PLEDGED RECEIPTS, AND THOSE OWNERS SHALL HAVE NO RIGHT TO HAVE MONEYS RAISED BY TAXATION OBLIGATED OR PLEDGED FOR THE PAYMENT OF DEBT SERVICE CHARGES.

     This Series 1991-10 Bond is one of the State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund) (collectively, the "Bonds")authorized and from time to time to be authorized in various series under and pursuant to Section 13 of Article VIII of the Ohio Constitution, Chapter 166 of the Ohio Revised Code (the "Act"), the General Bond Order issued by the Treasurer of State of the State of Ohio (the "Treasurer") on April 11, 1988, and the Trust Agreement dated as of April 1, 1988 between the State and the Trustee as the same has been and may be supplemented or amended in accordance with its terms (collectively, the "Trust Agreement"), to provide moneys for the purposes of the State's Facilities Establishment Fund, including transfers from those Funds authorized by the General Bond Order, to fund reserves and for other Authorized Purposes as provided for in the Act, all relating to providing capital facilities and improvements for industry, commerce, research and distribution under the State's economic development financing program provided for in the Act. As provided in and subject to the Trust Agreement, the Bonds may be issued from time to time in one or more series, in various principal amounts, with different maturities and interest rates, and may otherwise vary. The aggregate principal amount of Bonds that may be issued under the Trust Agreement is not limited except as provided in the Trust Agreement and as is or may hereafter be provided by law or a Series Bond Order, and all Bonds will be equally and ratably secured by the pledges and covenants made therein except as it otherwise expressly provides or permits.

     Reference is made to the Trust Agreement for a more complete description of the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the State, the Trustee, the Bond Registrar, the Authenticating Agent and the owners, and the terms and conditions upon which the Bonds are issued and secured. Each owner, by the acceptance hereof, assents to all of the provisions of the Trust Agreement.

     This Series 1991-10 Bond is one of a series of the Bonds (the Series 1991-10 Bonds"), in the aggregate principal amount of $6,715,000, specifically authorized by and issued pursuant to Series Bond Order No. R10-91 issued by the Treasurer on September 18, 1991, and the Trust Agreement, including the Twentieth Supplemental Trust Agreement dated as of September 1, 1991, for the purpose of providing funds for the acquisition of equipment for a frozen food production facility (the "Project") and paying a portion of the costs of issuance of the Series 1991-10 Bonds. The Project will be leased to Luigino's, Inc. (the "Company") pursuant to a Lease, dated as of September 1, 1991 (the "Financing Agreement"), between the Director of Development of the State of Ohio and the Company.

     The Series 1991-10 Bonds are issuable only as fully registered bonds in the denominations of $5,000 and any integral multiple thereof. This Bond is transferable, and Is exchangeable for Series 1991-10 Bonds of authorized denominations in equal aggregate principal amounts, at the office of the Trustee, by the owner in person or by attorney authorized in writing, upon presentation and surrender hereof to one of these offices, all subject to the terms, limitations and conditions provided in the Trust Agreement. The Trustee and Authenticating Agent are not required to transfer or exchange (i) any Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of that mailing, or (ii) any Bonds so selected for redemption (in whole or in part) within the next succeeding 90 days. The Trustee shall not record any transfer of this Series 1991-10 Bond nor authenticate or deliver any Series 1991-10 Bond to a transferee unless and until the Treasurer has directed the Trustee, in writing, to record such transfer and deliver such Series 1991-10 Bond. Any such written direction from the Treasurer to the Trustee shall be accompanied by an opinion of legal counsel satisfactory to the Treasurer, as indicated in such written direction, addressed to the Treasurer and the Trustee, to the effect that such transfer is in compliance with all applicable federal and state securities laws. Such legal opinion shall be furnished at the expense of the transferor of the Series 1991-10 Bond.

     In the event of exercise by the Company of its option to purchase the Project upon the occurrence of certain events as described and provided for in
Section 10.2 of the Financing Agreement, the Series 199110 Bonds are subject to redemption by the State in whole at any time at a redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date.

     If, after the occurrence of a Determination of Taxability, (i) the Company has purchased and paid for the Project in accordance with Section 10.6 of the Financing Agreement, or (ii) the state has delivered to the Trustee moneys, received by the Director from the exercise of remedies under the Financing Agreement, sufficient to provide for redemption of its Series 1991-10 Bonds, the Series 1991-10 Bonds are subject to mandatory redemption by the State at a redemption price of 103% of the principal amount redeemed plus accrued interest to the redemption date on a date selected by the Trustee but not less than thirty (30) nor more than sixty (60) days following the earliest date upon which the Trustee has in its possession moneys sufficient to redeem the Series 1991-10 Bonds. The Series 1991-10 Bonds shall be redeemed in whole unless, in the opinion of Independent Tax Counsel, the redemption of a portion of the outstanding principal amount of the Series 1991-10 Bonds would have the result that the interest payable on the Series 1991-10 Bonds remaining outstanding after such redemption would not be included in the gross income for federal income tax purposes of any holder of the Series 1991-10 Bonds (other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code), in which event only such portion of the outstanding Series 1991-10 Bonds shall be redeemed. "Determination of Taxability" means the receipt by the Trustee or a Bondholder of a ruling or technical advice by the Internal Revenue Service in which the Company has participated or a written opinion by an attorney or firm of attorneys of recognized standing on the subject of municipal bonds selected by the Trustee or a Bondholder and approved by the Company, which approval shall not be unreasonably withheld, to the effect that interest on the Series 1991-10 Bonds is includable in the gross income for federal income tax purposes of a holder (other than a holder who is a "substantial user" of the Project or a "related person" as such terms are used in Section 147(a) of the Internal Revenue Code of 1986, as amended).

     If, after the occurrence of a Determination of Taxability, the Company has failed to purchase and pay for the Project in accordance with Section 10.6 of the Financing Agreement, the interest rates on the Series 1991-10 Bonds shall increase by 2.25% per annum over rates set forth in the immediately preceding table effective on the 31st day after the occurrence of the Determination of Taxability.

     The Series 1991-10 Bonds maturing after June 1, 1996 are also subject to redemption at the option of the State, but if the Company is not in default under the Financing Agreement, only at the direction of the Company, prior to maturity on or after June 1, 1996, in whole at any time or in part on any Interest Payment Date, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued interest to the redemption date:

             Redemption Period                           Redemption Price
             -----------------                           ----------------

June 1, 1996 through May 31, 1997, inclusive                   102%
June 1, 1997 through May 31, 1998, inclusive                   101
June 1, 1998 and thereafter                                    100

     The Series 1991-10 Bonds maturing on June 1, 2001 are subject to mandatory redemption by the State at a redemption price equal to 100% of the principal amount redeemed plus accrued interest to the date of redemption on the dates and in the principal amounts set forth below:

                       Date                                    Amount
                       ----                                   --------

                  December 1, 1999                            $375,000
                  June 1, 2000                                 375,000
                  December 1, 2000                             375,000

Unless otherwise retired prior to maturity, the remaining principal amount of such Series 1991-10 Bonds ($375,000), will be payable at their maturity on June 1, 2001.

     If fewer than all Series 1991-10 Bonds are to be redeemed at one time they shall be selected by lot by the Trustee. Optional and mandatory redemption will be exercised by notice mailed by the Trustee at least 30 days prior to the redemption date to the owner, as shown on the Register on the 15th day preceding the mailing, of each Series 1991-10 Bond subject to redemption in whole or part at the owner's address then shown thereon. If Series 1991-10 Bonds or portions of Series 1991-10 Bonds are called for redemption and if on that redemption date moneys for the redemption thereof are held in an appropriate fund or account so as to be available therefor, then from and after that redemption date those Series 1991-10 Bonds or portions of Series 1991-10 Bonds shall cease to bear interest and shall cease to be secured by and shall not be deemed to be outstanding under the Agreement.

     The owners of the Series 1991-10 Bonds and other bonds issued under the Trust Agreement (collectively, the "Bonds") will not be entitled to enforce the provisions of, or to institute, appear in or defend any suit, action or proceeding to enforce any rights, remedies or covenants granted or contained in, or to take any action with respect to any event of default under, the Trust Agreement, except as provided in the Trust Agreement.

     The Trust Agreement permits certain amendments to the Trust Agreement to be made without the consent of or notice to the owners, and other amendments to be made with the consent of the owners of a majority in aggregate principal amount of the Bonds then outstanding to be affected thereby.

     This Series 1991-10 Bond shall not constitute the personal obligation of the Treasurer of State.

     This Series 1991-10 Bond shall not be entitled to any security or benefit under the Trust Agreement or become valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed.

     It is hereby certified and recited that all acts and conditions necessary to be done or to happen or exist precedent to and in the issuance of the Series 1991-10 Bonds in order to make them legal, valid and binding special obligations of the State, in accordance with their terms, and in the execution and delivery of the Trust Agreement and Twentieth Supplemental Trust Agreement described herein, have been done and happened or exist as required by law; that payment in full for the Series 1991-10 Bonds has been received; and that the Series 1991-10 Bonds do not exceed or violate any constitutional or statutory limitation.

     IN WITNESS WHEREOF, the state of Ohio, under the authority described in this Series 1991-10 Bond, has caused this Series 1991-10 Bond to be executed by the facsimile signature of the Treasurer of State of the State of Ohio, and a facsimile of the Great Seal of State of Ohio to be affixed hereon, as of the date stated above.

                                         --------------------------------------
                                         Treasurer of State

                                                                    (Great Seal)

                          CERTIFICATE OF AUTHENTICATION

     This Series 1991-10 Bond is one of the Series 1991-10 Bonds issued under the provisions of the within mentioned Trust Agreement and Twentieth Supplemental Trust Agreement.

                                         The Provident Bank, as Trustee

                                         By
                                           -----------------------------------
                                           Authorized Officer

Date of Registration and
Authentication:
               ----------------------

                              [Form of Assignment]

     For value received, the undersigned sells, assigns and transfers unto ________________ the within Series 1991-10 Bond and irrevocably constitutes and appoints __________________ attorney to transfer this Bond on the Register, with full power of substitution in the premises.

Dated:

---------------------------

Signature Guaranteed:

---------------------------

Notice: The assignor's signature to this assignment must correspond exactly with the name as it appears on the face of this Bond.

     WHEREAS, the State has, or will have, in all respects complied with the provisions of the Trust Agreement so as to be entitled to execute and to have authenticated and delivered the Series 1991-10 Bonds.

     WHEREAS, pursuant to Section 4 of the General Bond order and the applicable provisions of Article VIII of the Trust Agreement, the State desires by this Supplement Number Twenty and the Series Bond Order above to provide for the issuance pursuant to the Trust Agreement of the Series 1991-10 Bonds;

     NOW, THEREFORE, THIS Twentieth SUPPLEMENTAL TRUST AGREEMENT, WITNESSETH that in order to secure the payment of the principal of and interest on the Series 1991-10 Bonds according to their true intent and meaning, and to secure the performance and observance of all covenants and conditions therein, herein, and in the Trust Agreement contained, and for and in consideration of the premises and of the purchase and acceptance of the Series 1991-10 Bonds by the holders thereof from time to time, and the acceptance by the Trustee of the further trust hereby created, and for other good and valuable consideration, the receipt of which is acknowledged, the State has executed and delivered this Supplement Number Twenty.

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Trust Agreement and this Supplement Number Twenty set forth for the security of all present and future holders of the Bonds issued or to be issued under and secured by the Trust Agreement, without priority of any one Bond over any other by reason of series designation, form, number, date of authorization, issuance, sale, execution or delivery, or date of the Bond or of maturity, except as may be otherwise permitted by the Trust Agreement.

     Section 1. Incorporation of Order. The terms and provisions of the Series Bond order No. R10-91, as set forth above, constitute part of this Supplement Number Twenty as if these terms and provisions were here set forth.

     Section 2. Form, Execution, Authentication and Delivery. The Series 1991-10 Bonds shall be executed, authenticated and delivered as provided herein and in the Trust Agreement, and in the Series 1991-10 Bonds, and the certificate of authentication to be endorsed thereon shall be substantially In the form provided herein with any necessary modifications to conform hereto.

     Section 3. Transfer, Exchange and Registration. The Series 199110 Bonds are subject to all the terms and conditions of the Trust Agreement relating to transfer, exchange and registration.

     Section 4. Proceeds of Sale. The proceeds from the sale of the Series 1991-10 Bonds shall be applied as provided in Series Bond Order No. R10-91.

     Section 5. Concerning the Trustee. The Trustee accepts the trusts herein declared and provided and agrees to perform the same upon the terms and conditions in the Trust Agreement and in this Supplement Number Twenty.

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement Number Twenty or the due execution thereof by the State, or for or in respect of the recitals herein contained, all of which recitals are made by the State solely.

     IN WITNESS WHEREOF, the State has caused this Twentieth Supplemental Trust Agreement to be executed by its duly authorized Treasurer of State, and The Provident Bank, Cincinnati, Ohio, as Trustee, in token of its acceptance of the trusts created hereunder, has caused this Twentieth Supplemental Trust Agreement to be executed in its name, all as of the date first written above.

                                         STATE OF OHIO

                                         By: /s/ Mary Ellen Withrow
                                            -----------------------------------
                                            Mary Ellen Withrow
                                            Treasurer of State

                                         THE PROVIDENT BANK, Trustee

                                         By: /s/ Craig M. Mann
                                            -----------------------------------
                                            Craig M. Mann, Vice President

                                         By:
                                            -----------------------------------
                                            ___________________ , Trust Officer